UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

XMAX Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XMAX	Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 7, 2026, XMAX Inc. (the “Company”) renewed Employment Agreement (the “Agreement”) with Mr. Yizhou (Steven) Zhao, the Company’s Chief Operating Officer, to serve in such position for another one-year term, subject to renewal. Under the terms of the Agreement, Mr. Zhao will receive an annual salary of $159,000 and will be eligible for an annual cash bonus in the Board’s sole discretion.

The foregoing description of the Agreement is only a summary of the terms of the Agreement and does not purport to be a complete description of such document, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto and which is incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Employment Agreement by and between XMAX Inc. and Yizhou (Steven) Zhao dated October 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XMax Inc.

	By:	/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer

Date: October 13, 2026